SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                December 15, 2000

                Date of Report (Date of earliest event reported)


                              PMCC FINANCIAL CORP.
             (Exact name of Registrant as specified in its charter)


          Delaware                     0-7614                   11-3404072
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)


                               1767 Morris Avenue
                                Union, N.J. 07083

                                 (908) 687-2000
              (Registrant's telephone number, including area code)

                                Page 1 of 3 Pages


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Item 5. Other Events

I On December 15, 2000, PMCC Financial Corp. (the "Company") was advised by the American Stock Exchange that, after an appeal hearing to its Committee on Securities by Company management and outside counsel held on November 6, 2000, the AMEX Adjudicatory Council agreed with and affirmed the AMEX's staff decision to strike the Company's common stock from listing and registration on the American Stock Exchange. On December 22, 2000, AMEX filed an application with the Securities and Exchange Commission to do so effective with the opening of the trading session on January 4, 2001.

     The Company's Board of Directors is presently considering other trading options for PMCC's common stock including, but not limited to, the Over the Counter Bulletin Board. In order for the Company's stock to be quoted on the Bulletin Board, it must meet certain requirements and certain filings must be made with the appropriate regulatory entities. There will be no public market for the Company's stock until it is listed or quoted. The
     Company can provide no assurance its efforts to have its stock listed or quoted will be successful.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.



                                           PMCC FINANCIAL CORP.


Date: January 3, 2001

                                           By: /s/ Stephen J. Mayer
                                              ----------------------------------
                                              Name:  Stephen J. Mayer
                                              Title: Chief Financial Officer